EXHIBIT 19.1
                                                                    ------------

Franklin Auto Trust 2000-1
Monthly Servicing Report

Collection Period:                                         July 2003
Distribution Date:                                         August 15, 2003
Number of Days in Distribution Period:                     30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,349       63,679,578.31       9.50%       63.66             59.73                3.93
      ii.    Non-Prime Loans          3,571       55,247,782.00      14.74%       65.27             61.65                3.62
      iii.   Sub-Prime Loans            341        4,075,522.40      20.06%       60.28             56.38                3.90
      iv.    Total Loans              8,261      123,002,882.71      12.20%       64.27             60.48                3.79

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.   Class A-1 Notes    76,000,000.00   7.02%     08/15/2003   35242RAE4
      ii.  Class A-2 Notes    47,002,000.00   7.25%     10/15/2007   35242RAF1

   C.  Spread Account

      i.   Initial Cash Deposit                 1,845,043.24
      ii.  Spread Account Floor Amount          2,460,057.65
      iii. Specified Spread Account Amount      5.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  4,920,115.31


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                     Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              1,472       9,113,911.98        9.59%       67.25             24.81                42.44
      ii.    Non-Prime Loans          1,241       9,791,490.36       14.54%       67.79             26.65                41.14
      iii.   Sub-Prime Loans             95         633,074.50       19.16%       64.15             23.34                40.81
      iv.    Total Loans              2,808      19,538,476.84       12.38%       67.42             25.68                41.74

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes                       0.00           0.00
      ii.    Class A-2 Notes              19,538,476.84           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 1,845,043.24
      ii.    Payment Provider Commitment                   615,014.41

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Additional Servicing Fee Shortfall                  0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans          44,568.37     5,056.55      21,907.07     5,653.47    21,908.27              17,723.14
      ii.    Non-Prime Loans     295,370.04   106,699.94      92,533.47    44,421.46    96,047.66              60,248.99
      iii.   Sub-Prime Loans      21,025.51    25,890.64           0.00     7,573.70     7,573.70                   0.00
      iv.    Total Loans         360,963.92   137,647.13     114,440.54    57,648.63   125,529.63              77,972.13

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               7           1              3           1                     2                   3
      ii.    Non-Prime Loans          37          10             11           4                    10                   8
      iii.   Sub-Prime Loans           3           3              0           1                     1                   0
      iv.    Total Loans              47          14             14           6                    13                  11

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.49%        0.06%          0.24%      0.06%               0.24%                   0.19%
      ii.    Non-Prime Loans        3.02%        1.09%          0.95%      0.45%               0.98%                   0.62%
      iii.   Sub-Prime Loans        3.32%        4.09%          0.00%      1.20%               1.20%                   0.00%
      iv.    Total Loans            1.85%        0.70%          0.59%      0.30%               0.64%                   0.40%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.48%        0.07%          0.20%      0.07%               0.14%                   0.20%
      ii.    Non-Prime Loans        2.98%        0.81%          0.89%      0.32%               0.81%                   0.64%
      iii.   Sub-Prime Loans        3.16%        3.16%          0.00%      1.05%               1.05%                   0.00%
      iv.    Total Loans            1.67%        0.50%          0.50%      0.21%               0.46%                   0.39%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans             1,411        8,389,719.18        9.60%           67.38               23.97              43.41
      ii.    Non-Prime Loans         1,187        9,141,289.18       14.56%           67.93               25.87              42.06
      iii.   Sub-Prime Loans            90          591,471.64       19.07%           64.40               22.62              41.78
      iv.    Total Loans             2,688       18,122,480.00       12.41%           67.56               24.89              42.67

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans          67,527.39    40,768.90           0.00          0.00   30,872.35              20,294.42
      ii.    Non-Prime Loans     254,033.70   141,774.23      78,077.52     42,402.36  120,677.72              94,129.53
      iii.   Sub-Prime Loans      37,252.23     4,985.55      19,531.16          0.00   11,402.45              13,933.18
      iv.    Total Loans         358,813.32   187,528.68      97,608.68     42,402.36  162,952.52             128,357.13

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               9          5              0             0              3                        2
      ii.    Non-Prime Loans          32         16              8             5             13                        9
      iii.   Sub-Prime Loans           4          1              2             0              2                        2
      iv.    Total Loans              45         22             10             5             18                       13

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.80%       0.49%          0.00%         0.00%           0.37%                     0.24%
      ii.    Non-Prime Loans        2.78%       1.55%          0.85%         0.46%           1.32%                     1.03%
      iii.   Sub-Prime Loans        6.30%       0.84%          3.30%         0.00%           1.93%                     2.36%
      iv.    Total Loans            1.98%       1.03%          0.54%         0.23%           0.90%                     0.71%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.64%       0.35%          0.00%         0.00%           0.21%                     0.14%
      ii.    Non-Prime Loans        2.70%       1.35%          0.67%         0.42%           1.10%                     0.76%
      iii.   Sub-Prime Loans        4.44%       1.11%          2.22%         0.00%           2.22%                     2.22%
      iv.    Total Loans            1.67%       0.82%          0.37%         0.19%           0.67%                     0.48%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           193,166.44
             b.  Principal Collections                        1,282,037.16

      ii.    Rule of 78's Contracts
             a.  Interest Collections                               766.10
             b.  Principal Collections                            5,602.55

      iii.   Net Liquidation Proceeds                            34,416.51
      iv.    Post Disposition Recoveries                         36,541.67
      v.     Rebates of Capitalized Insurance Premiums                0.00
      vi.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Payaheads
      i.     Beginning Payahead Account Balance                     730.40
      ii.    Deposit to Payahead Account
             a.  Principal & Interest Collections                     0.00
      iii.   Withdrawal from Payahead Account
             a.  Principal & Interest Collections                   482.22
      iv.    Net Change in Payahead Account
             a.  Principal & Interest Collections                  -482.22
      v.     Ending Payahead Account Balance                        248.18

   E.  Total Available
      i.     Total Interest Collections                         193,932.54
      ii.    Total Principal Collections                      1,322,056.22
      iii.   Collected Funds                                  1,515,988.76
      iv.    Reinvestment Income Collected in Spread Account      1,130.73

   F.  Month End Pool Balance
      i.     Beginning Pool Balance                          19,538,476.84
      ii.    Principal Collections                            1,322,056.22
      iii.   Realized and Cram-Down Losses                       93,940.62
      iv.    Month End Pool Balance                          18,122,480.00

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                         7,594.93
             b.  Non-prime Receivables @ 1.50%                   12,239.36
             c.  Sub-prime Receivables @ 2.00%                    1,055.12
             d.  Total Servicing Fee                             20,889.41
             e.  Total Receivables @ 1.25%                       20,352.58

      ii.    Base Servicing Fee (less of id. and ie.)            20,352.58
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                               536.83
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                         536.83
      vii.   Supplemental Servicing Fee                          13,304.35
      viii.  Total Supplemental Servicing Fee                    13,304.35

   B.  Surety Fee
      i.     Surety Fee Rate                                        0.165%
      ii.    Base Surety Fee Due                                 2,686.54
      iii.   Previous Surety Fee Shortfall                           0.00
      iv.    Total Surety Fee Due                                2,686.54

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        7.02%         30              0.00     0.00             0.00                  0.00
      ii.    Class A-2 Notes        7.25%         30        118,044.96     0.00             0.00            118,044.96
      iii.   Total                  7.25%         30        118,044.96     0.00             0.00            118,044.96

Section IV. Distribution Calculations

   D.  Bond Principal

      i.     Beginning Note Balance                           19,538,476.84
      ii.    Current Pool Balance                             18,122,480.00
      iii.   Principal Distributable Amount                    1,415,996.84

   E.  Total Required Distributions                            1,557,080.92
   F.  Total Available Funds                                   1,552,530.43
   G.  Required Distribution Shortfall                             4,550.49
   H.  Cash Available in Spread Account                        1,846,173.97
   I.  Reserve Account Draw                                        4,550.49
   J.  Payment Provider Commitment                               615,014.41
   K.  Payment Provider Required Payment Amount                        0.00
   L.  Surety Draw                                                     0.00
   M.  Insurer Optional Deposit                                        0.00
   N.  Total Cash Available for Distributions                  1,557,080.92

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 1,557,080.92

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -----------------------------------------------------------------------------
   B.  Servicing Fee                                   20,352.58          20,352.58             0.00         1,536,728.34
   C.  Surety Fee                                       2,686.54           2,686.54             0.00         1,534,041.80
   D.  Note Interest                                  118,044.96         118,044.96             0.00         1,415,996.84
   E.  Principal Distributable Amount               1,415,996.84       1,415,996.84             0.00                 0.00
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00             0.00                 0.00
   G.  Reimbursement of Previous Surety Draws               0.00               0.00             0.00                 0.00
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00             0.00                 0.00
   I.  Reserve Deposit                                  3,419.76               0.00         3,419.76                 0.00
   J.  Payment of Additional Servicing Fee                536.83               0.00           536.83                 0.00
   K.  Deposit to Certificate Distribution Acct.            0.00               0.00             0.00                 0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes               0.00              0.00              0.00          0.00            0.00          0.00
   B.  Class A-2 Notes      19,538,476.84      1,415,996.84     18,122,480.00    118,044.96      118,044.96          0.00
   C.  Total                19,538,476.84      1,415,996.84     18,122,480.00    118,044.96      118,044.96          0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                 -0.11%
      ii.    Previous Month                                 1.63%
      iii.   Second Previous Month                          1.79%
      iv.    Three-Month Average                            1.14%
      v.     Previous Three Month Average                   1.21%
      vi.    Second Previous Three Month Average            1.62%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            1,845,043.24
      ii.    Spread Account Specified Amount        2,460,057.65
      iii.   Spread Account Maximum Amount          2,460,057.65
      iv.    Spread Account Required Amount         1,845,043.24

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                                         1,841,623.48      615,014.41
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                   0.00         0.00      1,841,623.48      615,014.41
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                            0.00         0.00      1,841,623.48      615,014.41
      iv.    Deposit to Spread Account from Waterfall                           0.00         0.00      1,841,623.48      615,014.41
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                        0.00         0.00      1,841,623.48      615,014.41
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                       0.00         0.00      1,841,623.48      615,014.41
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                       0.00         0.00      1,841,623.48      615,014.41
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit        0.00         0.00      1,841,623.48      615,014.41
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                  0.00         0.00      1,841,623.48      615,014.41

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.00%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                   36
   M.  Balance of Loans Extended During the Current
         Collection Period                                           297,276.26

Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period   Current      Current Period
                              Cumulative       Current Period     Cumulative      Period         Prepayment
                              Charge Offs       Charge-Offs           Losses      Losses           Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans       1,389,891.27           20,294.42      651,068.31       11,270.41    1.5177%
   ii.    Non-Prime Loans   4,966,723.30           94,129.53    2,568,719.11       39,902.36    1.4243%
   iii.   Sub-Prime Loans     477,731.43           13,933.18      258,573.19        6,226.18    1.3532%
   iv.    Total Loans       6,834,346.00          128,357.13    3,478,360.61       57,398.95    1.4725%




/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President